UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)               August 28, 1995
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                            WASHINGTON GAS LIGHT COMPANY
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            (Exact name of registrant as specified in its charter)




District of Columbia and Virginia       1-1483                53-0162882
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  (State or other jurisdiction of      (Commission       (I.R.S. Employer
    incorporation or organization)     File Number)      Identification No.)


1100 H Street, N. W., Washington, D. C.                           20080
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code           (703) 750-4440
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                                        NONE
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(Former name or former address, if changed since last report.)

Item 5. Other Events
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                                 As Previously Reported
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On May 31, 1995, the three year labor agreement between the Company and the approximately 1,050 member bargaining unit of the International Union of Gas Workers (IUGW) expired. The Company granted the IUGW three extensions of discussion deadlines during which IUGW-eligible employees continued working without a contract while wages and benefits remained unchanged.


On May 25, 1995, the union membership voted to give its leadership authority to strike. On June 9, 1995, after a federal mediator had been brought in on May 30, 1995 to assist the parties in negotiation, the union voted to reject the Company's contract offer. Although the union leadership did not call a strike, they expressed a willingness to call a strike when appropriate. Faced with this potential for a strike and the Company's responsibility to provide uninterrupted natural gas service to its customers, the Company exercised its rights under the Federal labor laws by locking out IUGW-eligible employees, effective 12 o'clock a.m. on June 10, 1995. The Company is continuing to provide service to its customers through the efforts of its management workforce and outside contractors. Members of another union represented at the Company are performing their normal job duties.

Both the Company and the IUGW filed charges against each other before the National Labor Relations Board (NLRB) claiming unfair labor practices including, among other things, bad faith bargaining. The Company denied the charges by the IUGW and vigorously defended itself against them. If the NLRB were to determine that the Company had not bargained in good faith, the Company could be liable for back wages which would have been earned had the union employees been at work during the period of the lockout.

                                   Update As of October 5, 1995
                                 -----------------------------------

On August 28, 1995, an acting Regional Director of the NLRB ruled in favor of the Company regarding the Company's conduct during negotiations with the IUGW. The NLRB issued nine separate rulings, one for each charge filed by the union, including a ruling that the Company had been engaged in good faith bargaining with the union since last April and that the lockout of the union was legal. The NLRB did sustain some of the minor technical charges brought by the IUGW, none of which involved back wages. The Company has entered into an informal settlement of these matters with the NLRB without admitting fault. The IUGW has appealed the August 28, 1995 decision of the acting Regional Director. If the August 28, 1995 decision is ultimately upheld, as the Company believes it will be, there will be no back wages granted to IUGW-eligible employees during the period of the lockout.


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
Since the lockout began on June 10, 1995, the membership of the IUGW has voted three times to reject contract offers of the Company. In letters dated September 6, 1995 and September 21, 1995 from the Company's negotiating team to the IUGW, the Company reiterated that the Company's contract offer of August 28, 1995 was the Company's final contract offer.

On September 25, 1995, the Company mailed to the IUGW and released an announcement of its beliefs that negotiations between the Company and the IUGW had come to an impasse and that the Company was therefore installing the terms of its August 28, 1995 contract offer. This is allowed by Federal labor law when parties can not agree on a contract after a legitimate attempt to do so. The bargaining unit was invited to return to work beginning at 6:00 a.m. on Wednesday, September 27, 1995. A significant majority of IUGW-eligible employees did return to work on September 27, 1995.

Because there is no signed contract currently in effect, the no strike/no lockout provisions of the collective bargaining agreement are no longer in effect and no assurance can be given that work stoppages may not occur. The Company will continue to negotiate with the union in an effort to reach an accord. In the event a work stoppage occurs during the heating season of 1995/1996, the Company is prepared to maintain operations.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1935, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                  WASHINGTON GAS LIGHT COMPANY
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                                                            (Registrant)




Date        October 5, 1995                 By /s/      Frederic M. Kline
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                                                        Frederic M. Kline
                                                          Controller




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